                                                                    EXHIBIT 11.1



                SCHEDULE RE:  COMPUTATION OF EARNINGS PER SHARE





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
                                                                                                           THREE MONTHS ENDED
                                                                                                                MARCH 31,
                                                                                                     ------------------------------
                                                 1996                1997               1998            1998               1999
                                              ----------          -----------       ------------     -----------       ------------
Net loss                                     $  (110,044)        $ (1,374,493)      $(11,172,054)   $ (1,330,953)      $(11,381,081)
Accretion for mandatorily redeemable
 preferred stock                                      --              (41,667)        (1,013,352)       (125,000)          (517,192)
                                              ----------         ------------       ------------    ------------       ------------
Net loss for common stockholders             $  (110,044)        $ (1,416,160)      $(12,185,406)   $ (1,455,953)      $(11,898,273)
                                             -----------         ------------       ------------    ------------       ------------
Weighted average number of common shares
 outstanding - basic and diluted              12,255,000           12,262,002         12,400,284      12,323,250         12,598,378
                                             -----------         ------------       ------------     -----------       ------------
Net loss per share - basic and diluted          $(0.01)              $(0.12)           $(0.98)          $(0.12)           $(0.94)
                                                ======               ======            ======           ======            ======

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